Exhibit 99.1

InfuSystem Holdings, Inc.
3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Acquires OB Healthcare Corporation,

Expanding DME Services Platform in Acute Care

Rochester Hills, Michigan, April 21, 2021 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced that it has acquired the operating assets of OB Healthcare Corporation, a privately held, Texas-based, biomedical services company. Terms of the transaction were not disclosed.

OB Healthcare specializes in on-site repair, preventative maintenance, and physical device inventory management to hospitals and healthcare systems nationwide. The acquisition of the OB Healthcare operating assets further develops and expands InfuSystem’s Durable Medical Equipment Services (DME) platform and complements InfuSystem’s purchase of FilAMed, which was announced in February 2021.

Richard DiIorio, chief executive officer of InfuSystem, stated, “OB Healthcare focuses on providing field service for biomedical maintenance and repair. This acquisition closely follows our purchase of FilAMed, which provides remote repair work out of its facilities in Bakersfield, California. Together, the two companies, and the impressive business relationships they bring with them, dramatically enhances InfuSystem’s capabilities in biomedical services and increases our business opportunities in the acute care market.”

Mr. DiIorio continued, “the synergies between OB Healthcare and their team of mobile technicians for on-site services at hospitals and FilAMed’s expertise in servicing a wider range of medical devices provides InfuSystem’s customers with a significantly expanded scope of specialized biomedical services, and the choice between on-site or remote repair services. This acquisition represents another important development in expanding our addressable markets for our highly scalable operating platforms – Integrated Therapy Services (ITS) and Durable Medical Equipment Services (DME). We look forward to a seamless integration with uninterrupted customer service as we welcome OB Healthcare’s employees and customers to InfuSystem,” DiIorio concluded.

About OB Healthcare

Founded in 2007, OB Healthcare is a biomedical engineering company with nationwide reach in providing specialized biomedical services. Over the past 13 years, OB Healthcare has become an expert in clinical engineering, growing from a small preventive maintenance company to a leading provider in the field of clinical engineering. Using advanced processes, nationwide resources, and innovative proprietary software, OB Healthcare provides a powerful competitive advantage that can help its healthcare customers save both time and money.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages InfuSystem’s strong service orientation to win incremental business from its direct payor clients. The DME Services segment is comprised of direct payor rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

# # #